EXHIBIT 10.1

TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (the “Transfer Agreement”) is made and entered into as of July 31, 2014 (the “Effective Date”) by and between Geron Corporation, a corporation organized and existing under the laws of Delaware and having its principal place of business at 149 Commonwealth Drive, Menlo Park, CA 94025 (“Geron”) and Mayo Clinic, a charitable corporation, having a place of business located at 200 First Street, S.W., Rochester, MN 55905, organized under the laws of the State of Minnesota (“Institution”) on behalf of Institution’s employee Dr. Ayalew Tefferi, M.D. (“Investigator”).  Company and Institution are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have previously executed an Investigator Initiated Clinical Trial Agreement effective October 5, 2012, as amended effective April 4, 2013, June 13, 2013, August 14, 2013, October 17, 2013 and May 2, 2014 (collectively, the “IST Agreement”), pursuant to which a clinical trial entitled “A Pilot Open-Label Study of the Efficacy and Safety of Imetelstat (GRN163L) in Myelofibrosis  and other Myeloid Malignancies” (the “Study”) has been conducted at Institution pursuant to protocol number MC1285 (the “Protocol”);

WHEREAS, the Investigator is the holder of Investigational New Drug application # 116129 (the “IND”) under which the Study has been conducted, and Institution and Investigator desire to transfer to Company, and Company desires to assume, responsibility as the holder of the IND;

WHEREAS, Institution and Investigator further desire to transfer to Company, and Company desires to receive, all rights, responsibilities and obligations of a “sponsor”, as defined by 21 C.F.R. § 312.3 (hereinafter referred to as a “Sponsor”), and to perform the responsibilities of a Sponsor, as set forth in 21 C.F.R. § 312, et seq., with respect to the Study, together with all data, information, and regulatory filings and submissions associated with the Study;

WHEREAS, the Parties desire to set forth herein the terms and conditions, and obligations of the Parties, applicable to the transfer of the IND by the Investigator to Company and the assumption by Company of all rights, responsibilities and obligations as Sponsor of the Study; and

WHEREAS, the Parties desire to terminate the IST Agreement, and to continue to conduct the Study under the Protocol at Institution, with Company as Sponsor, pursuant to the terms and conditions of a mutually acceptable clinical trial agreement (the “CTA”) to be executed by the Parties contemporaneously herewith, and to be effective as of the IND Transfer Date (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                                      TRANSFER OF DATA, INFORMATION AND REGULATORY FILES.

1.1                               In order to enable the transfer of the IND and acceptance by Company of all rights, responsibilities and obligations as Sponsor of the Study in accordance with Paragraphs 2 and 3 of this Transfer Agreement, respectively, on the Effective Date of this Transfer Agreement, Institution agrees to transfer to Company, in a mutually acceptable electronic format, all de-identified data in the clinical study database as of the Effective Date of this Transfer Agreement, (the “Data Transfer”).  In addition, each Party agrees to exercise its best efforts to promptly and expediently perform those activities, and to provide those deliverables, set forth in the mutually agreed transfer plan attached hereto as Exhibit 1, as such transfer plan may be amended by mutual written agreement of the Parties in an amendment hereto (hereinafter, such transfer plan, together with any such amendments, the “Transfer Plan”).  Such activities will include, without limitation, the prompt transfer of all additional de-identified Study data and information, correspondence with and submissions to the United States Food and Drug Association (“FDA”) regarding the Study or the IND, and any other matters mutually agreed by the Parties (collectively, the foregoing items, activities, deliverables and the Data Transfer are referred to herein as the “Transferred Information”).  Institution and Company shall transfer and receive the Transferred Information and perform the obligations set forth in the Transfer Plan in accordance with the timelines set forth in the Transfer Plan.

2.                                      TRANSFER OF IND.

2.1                               Subject to the performance of the activities and transfer and receipt of the Transferred Information set forth in the Transfer Plan, and compliance with all applicable laws, statutes and regulations (“Applicable Laws”), the Investigator shall transfer the IND to Company, and Company shall accept full responsibility for the IND after the IND Transfer Date (as hereinafter defined).  When the exact date of transfer of the IND (the “IND Transfer Date”), which in any case shall be no later than September 30, 2014,  is determined by the Parties, the Parties shall execute a Transfer Date Memorandum in the form attached hereto as Exhibit 2. To effect transfer of the IND, on the day immediately preceding the IND Transfer Date each Party shall submit to the U.S. Food and Drug Administration (“FDA”) mutually acceptable correspondence, in the form of Exhibit 3 and Exhibit 4 hereto, respectively, transferring all rights and responsibilities with respect to the IND from Investigator to Company.

2.2                               As of the Effective Date of this Transfer Agreement, Institution and the Investigator represent and warrant that the IND is active and open with the FDA.  Institution and the Investigator will notify Company in writing immediately if any change occurs with respect to the status of the IND on or before the IND Transfer Date.

2.3                               Company acknowledges its express intent to adhere to, and comply with, all requirements established by the FDA, and all commitments made by Institution and the Investigator to the FDA, as set forth in correspondence and submissions provided to Company hereunder and made prior to the IND Transfer Date, except to the extent otherwise agreed by the FDA and Company. For example, Company does not intend to enroll additional patients in the Study.

3.                                      TRANSFER OF STUDY.

3.1                               Assumption of Responsibilities as Sponsor.  Subject to the performance of the activities and transfer and receipt of the Transferred Information set forth in the Transfer Plan, and compliance with Applicable Laws, on the IND Transfer Date Institution shall transfer, and Company shall accept, all rights, responsibilities and obligations as Sponsor of the Study arising on and after the IND Transfer Date.

3.2                               Amendment of Protocol and Study-Related Documents.  The Parties agree that to effect the transfer to Company of all rights, responsibilities and obligations as Sponsor of the Study, certain Study-related documents, including, without limitation, the Protocol and the informed consent form to be used to obtain patient informed consent (collectively, “Study-Related Documents”), require amendment, which amendment must become effective on or immediately after the IND Transfer Date.  Accordingly, the Parties agree to cooperate to submit such amended Study-Related Documents to the applicable Institutional Review Board (“IRB”) or other applicable authority, in a timeframe to become effective on the IND Transfer Date or as soon thereafter as practicable, and to take all steps reasonably necessary to obtain prompt and expeditious review and approval of such Study-Related Documents.

3.3                               Execution of CTA.  In addition, contemporaneously with the execution of this Transfer Agreement, the Parties shall execute a mutually acceptable CTA, and upon prompt and expeditious completion of a mutually acceptable CTA budget, shall amend the CTA to incorporate the CTA budget and further, when executed, the Transfer Date Memorandum.  The CTA will be effective on the IND Transfer Date, and shall govern the rights and responsibilities of the Parties with respect to the performance of the Study after the IND Transfer Date.

4.                                      Transfer Costs.   Company will reimburse Institution’s actual and reasonable costs and expenses related to the prompt and expeditious performance of the activities, and transfer and receipt of the Transferred Information, set forth in the Transfer Plan (“Transfer Costs”).  Company will make payment of the Transfer Costs within thirty (30) days after receipt of an invoice from Institution for such Transfer Costs.

5.                                      INDEMNIFICATION AND RELEASE; LIMITATIONS OF LIABILITY.

5.1                               Indemnification.  Subject to the limitation of liability set forth in Paragraph 5.3, each Party (an “Indemnifying Party”) agrees to defend, indemnify and hold harmless the other Party (an “Indemnified Party”) from any third party suits, actions, claims, demands, judgments, costs, or liabilities (collectively “Claim(s)”) arising from any act or omission of the Indemnifying Party in the performance of its obligations under the IST Agreement or this Transfer Agreement, except to the extent determined by a court of competent jurisdiction to be due to (1) the material breach by the Indemnified Party of this Transfer Agreement, (2)  violation of Applicable  Laws, or (3) the gross negligence or willful misconduct of the Indemnified Party.  In addition, Company agrees to defend, indemnify and hold harmless Institution with respect to any third party Claims arising from Company’s use of the data, information results, or materials transferred to Company by Institution hereunder, including any products or tangible items developed or made therefrom.

5.2                               Release of Liability.  In consideration for Institution’s prompt and expedient performance of its obligations under this Transfer Agreement, Company shall, through its execution of the Certificate of Completion attached hereto as Exhibit 5, waive, release and discharge, and agree that it will not institute or pursue any known or unknown complaints, claims, demands, suits, or causes of action, whether in law or in equity, against Institution or its current and former officers, owners, directors, managers, agents, representatives, or employees, at common law or under any statute, rule, regulation, or law, whether federal, state or local, on any ground, arising under or relating, directly or indirectly, to the Transferred Information and the IND, except to the extent determined by a court of competent jurisdiction to be due to (1) violation of Applicable Laws; (2) breach of the IST Agreement; or (3) the negligence, gross negligence or willful misconduct of the Institution or the Investigator for the Study.  COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE TRANSFERRED INFORMATION IS PROVIDED TO COMPANY ON AN “AS IS” BASIS, AND INSTITUTION MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT THERETO, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO:  (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR (B) THE OPERATION THEREOF.

5.3                               Limitation of Liability.    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE, LOSS OR INACCESSIBILITY OF DATA, OR INTERRUPTION OF BUSINESS, ARISING UNDER OR RELATING TO THIS TRANSFER AGREEMENT OR THE SUBJECT MATTER HEREOF, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.                                      CERTIFICATE OF COMPLETION.

6.1                               In consideration of the performance of the obligations, transfer and receipt of the Transferred Information, and assumption of the liabilities set forth herein, the Parties will execute a Certificate of Completion in the form attached hereto as Exhibit 5 upon completion of all activities and transfer and receipt of the Transferred Information set forth in the Transfer Plan.

7.                                      TERM AND TERMINATION.

7.1                               Term.  This Transfer Agreement shall be effective as of the Effective Date and shall remain in effect until the date of full execution by the Parties of the Certificate of Completion, upon which date this Transfer Agreement shall automatically expire.

7.2                               Termination.  This Transfer Agreement may only be terminated by a Party upon written notice in the event (a) of any breach or default in any material terms or conditions of this Transfer Agreement that remains uncured to the reasonable satisfaction of the non-breaching Party thirty (30) days after the receipt by the breaching Party of written notice thereof or (b)  this Transfer Agreement is found by a court of competent jurisdiction to be invalid or unenforceable; provided that the Parties have thereafter attempted to revise or perform this Transfer Agreement in accordance herewith.

7.3                               Effect of Termination or Expiration.  Paragraphs 2.3, 3.2, 3.3, 5, 7.3 and 8.5 of this Transfer Agreement shall survive expiration or termination of this Transfer Agreement for any reason.

8.                                      MISCELLANEOUS.

8.1                               Enforceability.  If a court of competent jurisdiction finds any provision of this Transfer Agreement legally invalid or unenforceable, such finding shall not affect the validity or enforceability of any other provision of this Transfer Agreement.  The Parties shall negotiate to revise the provision to make it valid and enforceable.  If the Parties cannot agree upon such revisions, the Transfer Agreement shall be performed in the absence of such provision or, if such performance is impossible, the Transfer Agreement shall terminate in accordance with Paragraph 7.2 hereof.

8.2                               Entire Agreement and Modification.  This Transfer Agreement, all exhibits and any amendments mutually agreed upon in writing by the Parties are the complete and entire agreement regarding the activities and obligations of the Parties hereunder and supersede any prior oral or written communications among the Parties.  The Parties may modify any of the provisions hereof only by an instrument in writing duly executed by the Parties.  This Transfer Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

8.3                               Dispute Resolution.  The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim related to performance under this Transfer Agreement or the breach hereof.  In the event that the Parties are unable to resolve any such dispute, claim or controversy, the Parties shall promptly submit the matter to the senior executive(s) of each Party for resolution.  If such executives are unable to resolve any such dispute, claim or controversy, the Parties agree to conduct non-binding mediation with respect thereto, pursuant to the then-current mediation rules and procedures of JAMS, Inc., using a mutually acceptable mediator to be selected within forty-five (45) days after the initial request for mediation.  The Parties shall bear the costs of mediation equally.  If the Parties are unable to resolve the matter through mediation the matter shall be resolved through binding arbitration.  Any arbitration thereafter conducted shall be limited to specific performance under this Transfer Agreement, and the Parties agree that the arbitrators shall have no authority to award monetary damages.

8.4                               Assignment.  Neither Party shall assign any of its rights or obligations under this Transfer Agreement to any Party without the express written consent of the other Party; provided, however, that Company may assign its rights and obligations under this Transfer Agreement without the consent of Institution to a third party who acquires control of all or substantially all of the business of Company to which this Transfer Agreement relates.

8.5                               Governing Law.  This Transfer Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws.

8.6                               Notices.  All notices which are required or permitted hereunder shall be in writing.  Notices to Geron shall be made to the following address:

If to Company:	Geron Corporation
Attn: Vice President, Legal Affairs
149 Commonwealth Drive
Menlo Park, CA 94025
Phone: (650) 473-7775
Fax: (650) 566-7181

If to Institution:	Mayo Clinic
Legal Contract Administration

Attn: Randall S. Jones, Operations Manager
200 First Street SW
Rochester, MN 55905
Phone: (507) 284-4391
Fax: (507) 284-4183
Jones.randall@mayo.edu

If to Investigator:	Mayo Clinic
Attn: Ayalew Tefferi, M.D.
200 First Street SW
Rochester, MN 55905
Phone: (507) 284-3159

8.7                               Further Assurances.  Each Party agrees to execute, acknowledge and deliver such further instructions, to deliver such other documents and materials and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Transfer Agreement.

8.8                               Use of Name.  Neither party shall use the names or trademarks of the other party or of any of the other party’s affiliated entities in any advertising, publicity, endorsement, or promotion unless the other party has provided prior written consent for the particular use contemplated.  Except as required by law, with regard to the use of Mayo’s name, all requests for approval pursuant to this Section must be submitted to the Mayo Clinic Public Affairs Business Relations Group, at the following E-mail address: BusinessRelations@mayo.edu at least five business days prior to date on which a response is needed.  The terms of this section survive the termination, expiration, non-renewal, or rescission of this Agreement.  This Agreement may be disclosed by either Party to the extent required by law.

NOW THEREFORE, the Parties have executed this Transfer Agreement effective as of the Effective Date set forth above.

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Geron Corporation

By	/s/ John A. Scarlett
Name:	John A. Scarlett, M.D.
Title:	President and Chief Executive Officer

Date	7/31/2014

Mayo Clinic

By	/s/ Randall S. Jones
Name: Randall S. Jones
Title: Operations Manager

Date	7/31/2014

I have read this Transfer Agreement and agree to perform my obligations hereunder.

Investigator

By	/s/ Ayalew Tefferi, M.D.
Name: Ayalew Tefferi, M.D
Title: Investigator

Date	7/31/2014

Exhibits:

Exhibit 1: Transfer Plan
Exhibit 2: Transfer Date Memorandum
Exhibit 3: Form of Mayo Correspondence to FDA
Exhibit 4: Form of Geron Correspondence to FDA
Exhibit 5: Form of Certificate of Completion

Exhibit 1

Transfer Plan

#	Activity/Deliverable	Plan	Responsible Party	Target Completion Date (2014)
1	Initial communication with FDA to inform them of planned IND Transfer	Conduct initial communication with FDA informing them of planned IND Transfer (copying Mayo Clinic)	Geron	Completed

2	Formal notices of IND sponsorship transfer and acceptance to be sent to FDA	Prepare draft FDA correspondence documents re: transfer and acceptance of IND sponsorship responsibilities	Geron	Completed

		Parties to review both draft correspondence documents and prepare final drafts for inclusion as Exhibit in Transfer Agreement	Geron and Mayo Clinic	Completed

		Formal notices to be sent to FDA on day immediately preceding IND Transfer Date	Geron and Mayo Clinic	Sep 5 (1 business day prior to IND Transfer Date)

3	Contracts to govern activities related to IND Transfer and to post-transfer study conduct	Prepare draft Transfer Agreement	Geron	Completed

		Prepare draft Clinical Trial Agreement	Geron	Completed

		Prepare estimated Transfer Costs for reimbursement by Geron	Mayo Clinic	August 8

		Finalize Transfer Plan	Geron and Mayo Clinic	July 31

		Finalize and execute Transfer Agreement	Geron Mayo Clinic	July 31

		Finalize all Terms of CTA except Budget, and execute CTA	Geron and Mayo Clinic	July 31

		Finalize CTA Budget	Mayo Clinic	August 7

		Execute budget related CTA Amendment	Mayo Clinic and Geron	August 8

#	Activity/Deliverable	Plan	Responsible Party	Target Completion Date (2014)
4	Data Transfer	Provide snapshot of the database (based on CRFs) as of Effective Date of Transfer Agreement and provide a CRF data dump of all available data in the format of SAS transport files	Mayo Clinic	July 31

		Provide corresponding SAS variable specifications	Mayo Clinic	July 31

		Provide copies of complete Hematopathology Reports for all bone marrow/ peripheral blood smear assessments	Mayo Clinic	August 4

		Provide copies of all available bone marrow images (i.e., from 2013 ASH presentation)	Mayo Clinic	August 15

		Provide copies of baseline abdominal ultrasound reports	Mayo Clinic	August 4

5	Follow-up Data Transfer	Define best mechanism for Mayo Clinic to capture and provide to Geron additional data from the time of the above Data Transfer (item #4) to the date of IND Transfer	Mayo Clinic and Geron	Aug 8

		Provide to Geron additional data via agreed mechanism	Mayo Clinic	October 8

#	Activity/Deliverable	Plan	Responsible Party	Target Completion Date (2014)
6	Preparation of Protocol and ICF amendments	Prepare draft protocol amendment and forward to Mayo Clinic for review	Geron	Completed

		Prepare draft ICF amendment and forward to Mayo Clinic for review	Geron	Completed

		Prepare draft summary of changes with rationale	Geron	Completed

		Complete study staff review of protocol and ICF amendments, and forward comments to Geron	Mayo Clinic	Completed

		Complete investigator review of protocol and ICF amendments, and forward comments to Geron	Mayo Clinic	July 30

		Finalize protocol amendment and summary of changes	Geron	July 31

		Finalize updated ICF (after Geron review of final Mayo form)	Mayo Clinic	July 31

		Prepare/compile study startup regulatory package (for FDA submission):	Geron	August 29

-FDA Form 1572
-Medical License and CV for Dr. Tefferi
-Financial disclosure
-Lab reference ranges
-Pharmacy manual
-Regulatory binder with copies of all regulatory documents (i.e., safety reporting form)

#	Activity/Deliverable	Plan	Responsible Party	Target Completion Date (2014)
7	IRB review and approval of protocol and ICF amendments	Provide information on IRB Meeting schedule and review/approval process to Geron so Parties can coordinate IRB submission, review and approval to coincide with IND Transfer Date	Mayo Clinic	Completed

		Determine if Scientific Review is required	Mayo Clinic	August 1

		Decide on target SRC and IRB submission dates	Geron and Mayo Clinic	Completed

		Prepare and submit SRC submission package with protocol and ICF amendments	Mayo Clinic	August 1

		Prepare and submit IRB submission package with protocol and ICF amendments	Mayo Clinic	August 7 (Assumes SRC approval by Aug 6)

		IRB review and approval completed	Mayo Clinic	September 4

8	Transfer of complete regulatory file related to Study MC1285 and IND 116129

Provide updated log of all regulatory submissions, copies of all regulatory submissions, copies of all correspondence between Mayo Clinic and FDA, and any minutes of teleconferences between Mayo Clinic and FDA

			Mayo Clinic	Archive of email correspondence between Dr. Tefferi and FDA — to be uploaded by August 14

9	FDA submission of protocol amendment, updated ICF and study startup regulatory package	Prepare and submit to FDA protocol amendment, updated ICF and other components of study startup regulatory package	Geron	September 8 (Tentative IND Transfer Date)

10	Patient Re-Consent	Re-consent patients under updated ICF reflecting Geron sponsorship (incl. patients on active treatment, patients in LFT follow-up, and patients in Event Follow-up)	Mayo Clinic	As patients come in for visits, or via (e)mail, post-IND Transfer Date

#	Activity/Deliverable	Plan	Responsible Party	Target Completion Date (2014)
11	Updated Geron CRFs	Prepare mock eCRFs, mock paper CRFs, and draft CRF Completion Guidelines, and forward to Mayo Clinic for preview	Geron	July 31

		Prepare draft SAE Form and instructions and forward to Mayo for preview	Geron	July 31

		Complete Mayo Clinic review of CRFs and Forms and discuss any significant concerns with Geron	Mayo Clinic	August 7

		Finalize mock eCRFs, mock paper CRFs, and CRF Completion Guidelines	Geron	August 11

12	Workplans, budgets and project orders for related Geron service providers	Finalize and execute workplan, budget and project order for EDC vendor	Geron	August 14

		Finalize and execute safety mgt plan, budget and project order for safety CRO	Geron	August 21

13	Site initiation visit at Mayo Clinic	Conduct site initiation visit with Mayo Clinic staff to train on new study conduct procedures under Geron sponsorship	Geron and Mayo Clinic	Week of August 25

14	Patient Visit Schedule	Provide to Geron prospective Patient Visit Schedule for visits scheduled after IND Transfer Date, if available	Mayo Clinic	Week of August 25 (during site initiation visit)

15	Training on new EDC	Conduct training new Geron database (can be remote training)	Geron	Week of October 6

16	Study Monitoring Plan and Study Management Plan	Prepare Study Monitoring Plan and Study Management Plan documents	Geron	August 29

17	Trial Master File	Transfer Existing Trial Master File to Geron	Mayo Clinic	Any critical missing documents to be provided by Mayo by Sept 8 (IND Transfer Date)

		Establish new Trial Master File at Geron	Geron	September 8

18	Establish new Clinicaltrials.gov posting	Establish new Clinicaltrials.gov posting	Geron	Sept 19

#	Activity/Deliverable	Plan	Responsible Party	Target Completion Date (2014)
19	Geron clinical database	“Go live” date for implementation of Geron clinical database	Geron	October 14

20	Assess need for SAE reconciliation	Complete reconciliation of pre-IND Transfer SAEs to clinical database, as needed	Geron and Mayo Clinic	As needed

Exhibit 2

Transfer Date Memorandum

AGREEMENT:	Transfer Agreement effective July 31, 2014

PARTIES TO TRANSFER AGREEMENT:

INSTITUTION:	Mayo Clinic
200 First Street, S.W.,
Rochester, MN 55905

COMPANY:	Geron Corporation
149 Commonwealth Drive
Menlo Park, CA 94025

Pursuant to Section 2.1 of the above-referenced Transfer Agreement, the IND Transfer Date is hereby established as                         .  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Transfer Agreement.

Geron Corporation

By
Name:	Melissa A. Kelly Behrs
Title:	Executive Vice President, Portfolio and Alliance Management

Date

Mayo Clinic

By

Date

Read and Understood:

Investigator

By
Name: Ayalew Tefferi, M.D
Title: Investigator

Date

Exhibit 3

Form of Mayo Correspondence to FDA

200 First Street SW
Rochester, Minnesota 55905
507-284-2511

<<DD Month>> 2014

Food and Drug Administration

Center for Drug Evaluation and Research

Office of Hematology and Oncology Products

Division of Hematology Products

5901- B Ammendale Road

Beltsville, MD 20705-1266

Attn:                    Kristopher Kolibab, Regulatory Project Manager

Re:                             IND 116129, Serial No. 0XXX

Imetelstat Sodium (GRN163L)

General Correspondence: Transfer of IND Sponsorship

Dear Mr. Kolibab,

This letter is to inform you that effective <<DD Month>> 2014, all ownership rights to IND 116129 are being transferred from sponsor-investigator, Dr. Ayalew Tefferi, to the Sponsor listed below:

Patricia Harada, Executive Director, Regulatory Affairs

Geron Corporation

149 Commonwealth Drive

Menlo Park, CA 94025

Tel: 650-566-7299

Email: pharada@geron.com

Complete copies of the IND, including all protocol amendments, information amendments, annual reports and official FDA correspondence, have been transferred to Geron.

Geron will be submitting a separate letter notifying the Agency of their acceptance of the IND and the new contact information for future correspondence relating to this IND.

Sincerely,

Ayalew Tefferi, M.D.

cc: Patricia Harada, Geron Corporation

Exhibit 4

Form of Geron Correspondence to FDA

[To be placed on Geron Letterhead]

<<DD Month>> 2014

Food and Drug Administration

Center for Drug Evaluation and Research

Office of Hematology and Oncology Products

Division of Hematology Products

5901- B Ammendale Road

Beltsville, MD 20705-1266

Attn:                    Kristopher Kolibab, Regulatory Project Manager

Re:                             IND 116129, Serial No. 0XXX
Imetelstat Sodium (GRN163L)
General Correspondence: Acceptance of Sponsorship of IND 116129

Dear Mr. Kolibab,

This letter is to inform you that effective <<DD Month>> 2014, Geron Corporation hereby accepts the ownership and regulatory responsibility for the Investigational New Drug (IND) application 116129 for Imetelstat Sodium from Dr. Ayalew Tefferi of Mayo Clinic.

In accepting sponsorship of IND 116129, Geron agrees to assume responsibility for maintaining an effective IND as defined under 21 CFR 312 and for all commitments and agreements previously made between the sponsor-investigator, Dr. Tefferi, and FDA.  Dr. Tefferi has transferred complete copies of the IND, including all protocol amendments, information amendments, annual reports and official FDA correspondence, to Geron

As previously communicated to the Division on 10 July 2014, Geron will continue Protocol CP14B019 (formerly MC1285), entitled “A Pilot Open-Label Study of the Efficacy and Safety of Imetelstat (GRN163L) in Myelofibrosis and other Myeloid Malignancies,” with Dr. Tefferi as the principal investigator.  This study will remain closed to enrollment, as previously communicated from Dr. Tefferi to FDA on 29 January 2014 (SN 0009) and 15 May 2014 (SN 0020).

In light of the full clinical hold on IND 72072, Geron will not initiate any new clinical studies under IND 116129 until we have had further communication with the Division regarding IND 72072 and our development plans for imetelstat.

The new sponsor contact information for IND 116129 is provided below:

Patricia Harada, Executive Director, Regulatory Affairs

Geron Corporation

149 Commonwealth Drive

Menlo Park, CA 94025

Tel: 650-566-7299

Email: pharada@geron.com

Please find enclosed the following documents:

•                  Form FDA 1571;

•                  Copy of the notification submitted by Dr. Tefferi (former sponsor-investigator) transferring IND sponsorship to Geron (SN 0XXX);

If you have any questions, please feel free to contact me at +1 (650) 566-7299 or by e-mail at pharada@geron.com.  In the event I cannot be reached, Raheela Kausar Steiner is available by phone at +1 (650) 566-7303 or by e-mail at rkausarsteiner@geron.com.

Sincerely,

Patricia Harada, M.P.H.

Executive Director, Regulatory Affairs

cc:  Ayalew Tefferi, MD, Mayo Clinic

Exhibit 5

FORM OF CERTIFICATE OF COMPLETION

This Certificate of Completion is hereby agreed by and between Geron Corporation, a corporation organized and existing under the laws of Delaware and having its principal place of business at 149 Commonwealth Drive, Menlo Park, CA 94025 (“Geron”) and Mayo Clinic, a charitable corporation, having a place of business located at 200 First Street, S.W., Rochester, MN 55905, organized under the laws of the State of Minnesota (“Institution”) on behalf of Institution’s employee Dr. Ayalew Tefferi, M.D. (“Investigator”) with respect to that certain Transfer Agreement made and entered into as of July 31, 2014 (the “Transfer Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Transfer Agreement.  Geron and Institution each hereby certifies as of the date of last signature below:

1.              That each Party has fully and finally satisfied all obligations and provided the Transferred Information under the Transfer Agreement, including those set forth in the Transfer Plan;

2.              In consideration for the promises and undertakings set forth in the Transfer Agreement, including, without limitation, the performance of the Transfer Plan, each Party hereby waives, releases and discharges, and agrees that it will not institute or pursue any known or unknown complaints, claims, demands, suits, or causes of action, whether in law or in equity, against the other Party or its current and former officers, owners, directors, managers, agents, representatives, or employees, at common law or under any statute, rule, regulation, or law, whether federal, state or local, on any ground, arising under or relating, directly or indirectly, to the Transfer Agreement.

3.              In consideration for the promises and undertakings set forth in the Transfer Agreement, including, without limitation, the performance of the Transfer Plan, Company hereby waives, releases and discharges, and agrees that it will not institute or pursue any known or unknown complaints, claims, demands, suits, or causes of action, whether in law or in equity, against Institution or its current and former officers, owners, directors, managers, agents, representatives, or employees, at common law or under any statute, rule, regulation, or law, whether federal, state or local, on any ground, arising under or relating, directly or indirectly, to the Transferred Information and the IND, except to the extent determined by a court of competent jurisdiction to be due to (1) violation of Applicable Laws; (2) breach of the IST Agreement; or (3) the negligence, gross negligence or willful misconduct of the Institution, the Investigator for the Study, or Investigator.

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IN WITNESS WHEREOF, an authorized representative of each Party has executed this Certificate of Completion as of the dates set forth below, with effectiveness as of the date of last signature below.

Geron Corporation

By
	Name:	John A. Scarlett, M.D.
	Title:	President and Chief Executive Officer

Date

Mayo Clinic

By

Date

I have read this Certificate of Completion and agree that it is accurate and complete.

Investigator

By
Name: Ayalew Tefferi, M.D
Title: Investigator
Date